Exhibit 107

Calculation of Filing Fee Tables

           F-1

(Form Type)

Primega Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, par value $0.00005 per share(2)	Rule 457(o)	1,750,000	$6.00	$10,500,000	0.0001476	$1,549.80

	Total Offering Amounts							$1,549.80
	Total Fees Previously Paid							$6,431.67
	Total Fee Offset							$1,549.80
	Net Fee Due							$0

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes (a) 1,500,000 Ordinary Shares to be offered by us pursuant to this offering; and (b) 250,000 Ordinary Shares to be offered by the Selling Shareholder.